UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PLAINS EXPLORATION & PRODUCTION COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement Nos
	(3)	Filing Parties:
	(4)	Date Filed:

Plains Exploration & Production Company 700 Milam, Suite 3100, Houston, TX 77002 www.pxp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP Announces Continued Support for Merger with Freeport-McMoRan Copper & Gold

Houston, Texas, May 9, 2013—Plains Exploration & Production Company (NYSE: PXP) announced its continued support for the strategic merger of PXP with Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) on the previously announced terms. The financial and operational strength of the combined businesses will allow for accelerated value creation across the entire asset portfolio. PXP’s Management and Board of Directors have been informed both by FCX and by the Special Committee of the FCX Board of Directors which was formed to consider the PXP acquisition that the current transaction consideration represents FCX’s “best and final” offer and that FCX does not intend to increase the offer consideration to PXP stockholders. The PXP Board of Directors and Management continue to believe that the transaction is in the best interests of PXP’s stockholders. The PXP Board of Directors recommends that PXP stockholders vote in favor of the transaction at the upcoming Special Meeting of PXP stockholders to be held on May 20, 2013.

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana, and the Gulf of Mexico. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements.

These include statements regarding:

*	completion of the proposed merger,
*	reserve and production estimates,
*	oil and gas prices,
*	the impact of derivative positions,
*	production expense estimates,
*	cash flow estimates,
*	future financial performance,
*	capital and credit market conditions,
*	planned capital expenditures, and
*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K and Forms 10-Q, for a discussion of these risks.

All forward-looking statements in this press release are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this press release and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by law, we do not intend to update these forward-looking statements and information.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT:

In connection with the proposed business combination transaction between PXP and FCX, FCX has filed with the SEC a registration statement on Form S-4 that contains a definitive proxy statement of PXP that also constitutes a prospectus of FCX. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT PXP, FCX, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by PXP and FCX through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of PXP or FCX at the following:

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, TX 77002

Attention: Investor Relations

Phone: (713) 579-6000

Email: investor@pxp.com

Freeport-McMoRan Copper & Gold Inc.

333 N. Central Ave.

Phoenix, AZ 85004

Attention: Investor Relations

Phone: (602) 366-8400

Email: ir@fmi.com

PARTICIPANTS IN THE SOLICITATION

PXP and FCX, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of PXP is contained in the proxy statement/prospectus dated April 18, 2013, which is filed with the SEC. Information regarding FCX’s directors and executive officers is contained in FCX’s definitive proxy statement dated April 27, 2012, which is filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Contact: Hance Myers, hmyers@pxp.com or 713.579.6291.

# # #